[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]





   December 21, 2006



   U.S. Securities and Exchange Commission
   Division of Corporation Finance
   100 F Street, N.E., Washington, D.C. 20549

   Re: Geopulse Exploration Inc. -Amendment No. 1 to Form SB-2

   Dear Sirs:

   As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Amendment No.1 to Form SB-2 dated December 21, 2006, of the following:

o Our Report to the Stockholders and Board of Directors of Geopulse Exploration Inc. dated March 7, 2006 on the financial statements of the Company as at January 31, 2006 and 2005 and the statements of operations, stockholders' equity and cash flows for the year ended January 31, 2006, the period from August 13, 2004 (inception) to January 31, 2005, and the period from August 13, 2004 (inception) to January 31, 2006.


   In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts And Counsel" in this Registration Statement.

   Yours truly,

   "DMCL"


   DALE MATHESON CARR-HILTON LABONTE LLP
   "DMCL" Chartered Accountants
   Vancouver, Canada



A Member of MGI International, A worldwide network of independent accountants and business advisors

Vancouver Suite 1700 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1,
                       Tel: 604 687 4747 Fax: 604 687-4216
          Suite 1300 - 1140 West Pender Street - Regulatory and Tax Practices
                                                 Office
                       Tel: 604 687 4747 Fax: 604 689 2778
Port Coquitlam  P.O. Box 217, 2232D Elgin Avenue, Port Coquitlam, B.C., Canada
                V3C 3V7, Tel: 604 941 8266 Fax: 604 941 0971
Surrey          Suite 303-7337 137th Street, Surrey, B.C., Canada V3W 1A4,
                Tel: 604 572 4586 Fax: 604 572 4587